Exhibit 3.5

FORM OF

LIMITED LIABILITY COMPANY AGREEMENT

OF

LAZARD GROUP FINANCE LLC

This Limited Liability Company Agreement (this “Agreement”) of Lazard Group Finance LLC is entered into as of April             , 2005.

The members of the Company, by execution of this Agreement, hereby form a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.), as amended from time to time (the “Act”), and hereby agree as follows:

1. Name. The name of the limited liability company formed hereby is “Lazard Group Finance LLC” (the “Company”).

2. Certificates; Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Act by the execution of the Certificate of Formation by Michael K. Shah, as an authorized person within the meaning of the Act, and the filing of the Certificate of Formation with the office of the Secretary of State of the State of Delaware, on January 27, 2005. This Agreement shall be deemed to be effective as of the formation of the Company on January 27, 2005, in accordance with Section 18-201 of the Act. The members of the Company hereby adopt, confirm and ratify the Certificate of Formation and all acts taken in connection therewith. The Managing Member(s) or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

3. Purpose and Power. The business purposes for which the Company is formed (collectively, the “Purposes”) are solely as follows:

(a) To engage in any and all acts or activities incident to the offering, sale, and issuance of equity security units of the Company and Lazard Ltd (the “Equity Security Units”), including the registration, reporting and maintenance thereof and payment of all costs, expenses or other amounts relating thereto (whether interest, principal or otherwise), including (i) entering into that certain indenture of the Company (the “Lazard Group Finance Indenture”), and any supplement thereto, relating to senior notes due 2035 of the Company (the “Lazard Group Finance Securities”), (ii) entering into that certain pledge agreement on or around the closing of the Equity Security Units offering (the “Pledge Agreement”), (iii) entering into that certain underwriting agreement by and between the Company and the several underwriters party thereto (the “Underwriting Agreement” and, together with the Lazard Group Finance Indenture and Pledge Agreement, the “Equity Security Unit Agreements”), (iv) entering into that certain Registration Rights Agreement on or around the closing of the Equity Security Units offering (the “Registration Rights Agreement”), by and among the Company, Lazard Ltd,

Lazard LLC (“Lazard Group”) and IXIS-Corporate & Investment Bank, and (v) taking such actions, to perform its obligations and exercise all rights and remedies available to it as set forth under or contemplated by the agreements set forth in clauses (i) – (iv) of this paragraph;

(b) To prepare, execute, deliver and file with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (or other appropriate form) (the “Securities Act Registration Statement”), a Form 8-A and any other relevant securities law filings, relating to the registration of the Equity Security Units under the Securities Act, with such changes, additions or deletions as may have been or may be approved by any of the officers executing the same, together with such exhibits thereto and other documents as may have been or may be necessary or advisable for the purpose of registering the Equity Security Units under the Securities Act, and any amendments thereto as they in their absolute discretion deem necessary or advisable in order to effect the registration of the Equity Security Units, the taking of any such action to be deemed conclusive evidence that the Board and the Company have authorized such action;

(c) To engage underwriters, including Citigroup Global Markets, J.P. Morgan Securities Inc., Goldman Sachs & Co., Lazard Frères & Co. LLC, Merrill Lynch & Co., Morgan Stanley and Credit Suisse First Boston (or any of their affiliates and any other firms as any officer of the Company deems advisable) as underwriters for the offering of the Equity Security Units;

(d) To engage lawyers, accountants and other advisers as an officer of the Company deems necessary or appropriate in connection with the offering of the Equity Security Units;

(e) To prepare, execute, deliver any other documents necessary in connection with the sale of Equity Security Units to IXIS-Corporate & Investment Bank;

(f) To hold cash, U.S. government securities, other securities or property into which the Lazard Group Securities may have been exchanged or converted

(g) To act as the managing member of Lazard Group and execute the limited liability company agreement of Lazard Group and to perform all acts and activities incident thereto and exercise all rights and remedies available to the managing member under the terms of the limited liability company agreement of Lazard Group and applicable law; and

(h) Subject to any limitations expressly set forth herein, to do all things necessary, suitable, convenient, or proper under the Act for the accomplishment of, or in furtherance of, any of the purposes set forth herein and to do every other act or acts incidental to, or arising from, or connected with, any of such purposes.

Notwithstanding any other provisions contained in this Agreement, the Company and                  on behalf of the Company is hereby authorized to execute, deliver and perform each of the documents referred to in this Section 3 and any agreements or documents referred to in or contemplated thereby, without any further act or vote of any other person.

4. Principal Business Office. The principal business office of the Company shall be located at such location as may hereafter be determined by the Finance Board.

5. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o National Registered Agents, Inc., 9 East Lookerman Street, Suite 1B, Dover, Kent County, Delaware 19901.

6. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is National Registered Agents, Inc., 9 East Lookerman Street, Suite 1B, Dover, Kent County, Delaware 19901.

7. Interests; Members; Managing Members.

(a) The Company shall have two classes of limited liability company interests: Class I Interests and Class II Interests (together, the “Interests”).

(b) The Company shall have two (2) Class I Interests (the “Class I Interests”), which Class I Interests shall entitle the members of the Company holding such Class I Interests to the rights and obligations with respect to the Company set forth in this Agreement and applicable law by virtue of holding such Class I Interest. Each member of the Company that holds a Class I Interest shall be a managing member (a “Managing Member”), who shall otherwise have the rights, powers, duties and obligations set forth in this Agreement and no other rights, powers, duties or obligations. Neither the Class I Interests nor the Managing Members (in their capacity as such) shall be allocated, distributed or entitled to receive any interest in the profits, losses, assets or capital of the Company hereunder. Each Class I Interest shall be entitled to 50% of the voting power with respect to any action to be taken by the Managing Members hereunder, such that each action of the Managing Members hereunder shall require the consent of all Managing Members. Ltd Sub A and Ltd Sub B (as defined in Schedule A) shall be the initial Managing Members, and Schedule A sets forth the names and addresses of the Managing Members. Schedule A shall be revised to reflect any change in the identity or address of a Managing Member in accordance with this Agreement. Notwithstanding anything in this Agreement to the contrary, a Managing Member may resign from the Company for any reason (with or without cause); provided, that, as a condition to such resignation, (1) the resigning Managing Member shall first appoint another person as a new Managing Member and (2) such person shall be admitted to the Company as a new Managing Member (upon the execution and delivery of an agreement to be bound by the terms of this Agreement). Such admission shall be deemed effective immediately after such resignation, and, effective immediately upon such admission, the resigning Managing Member shall cease to be a member of the Company and shall forfeit and cease to hold, or have any rights or entitlements with respect to, a Class I Interest, and the new Managing Member shall be issued, and shall hold, such Class I Interest.

(c) The Company shall have one (1) Class II Interest (the “Class II Interest”), which Class II Interest shall entitle the member of the Company holding such Class II Interest to the rights and obligations with respect to the Company set forth in this Agreement and applicable law by virtue of holding such Class II Interest. The member of the Company that holds the Class II Interest shall be the common member (the “Common Member”, and together with the Managing Members, the “Members”), who shall otherwise have the rights, powers, duties and obligations set forth in this Agreement and no other rights, powers, duties or obligations. Neither the Class II Interest nor the Common Member (in its capacity as such) shall be entitled to any voting, approval or consent rights with respect to the Company hereunder. Schedule A sets forth the name and address of the Common Member. Schedule A shall be revised to reflect any change in the identity or address of the Common Member in accordance with this Agreement. The Common Member may be replaced at any time by the Managing Members for any reason; provided, that, as a condition to such replacement, (1) the Managing Members shall first appoint another person as the new Common Member and (2) such person shall be admitted to the Company as the new Common Member (upon the execution and delivery of an agreement to be bound by the terms of this Agreement). Such admission shall be deemed effective immediately after such replacement, and, effective immediately upon such admission, the resigning Common Member shall cease to be a member of the Company and shall forfeit and cease to hold, or have any rights or entitlements with respect to, the Class II Interest, and the new Common Member shall be issued, and shall hold, such Class II Interest.

(d) The Members shall not have voting rights under the Act, this Agreement or otherwise, and shall not be entitled to consent to, approve or authorize any actions by the Company, except, in the case of the Managing Members, as set forth herein. Without in any way limiting the foregoing, the Members shall not have voting rights with respect to the matters set forth in Sections 18-209, 18-213, 18-216, 18-702, 18-704, 18-801 and 18-803 of the Act, except, in the case of the Managing Members, as set forth herein. None of the Members shall have any power or authority, in its capacity as a Member, to act for or bind the Company except to the extent that such Member is so authorized in writing prior thereto by the Finance Board (as defined herein) or as otherwise expressly provided herein with respect to the Managing Members. Without limiting the generality of the foregoing, no Member, as such, shall, except as so authorized, have any power or authority to incur any liability or execute any instrument, agreement or other document for or on behalf of the Company, whether in the Company’s name or otherwise, except as expressly provided herein with respect to the Managing Members.

8. Limited Liability. Except as otherwise expressly provided by the Act and notwithstanding anything in Section 16 to the contrary, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and none of the Members shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member or manager of the Company.

9. Capital Contributions. Notwithstanding anything herein to the contrary, none of the Members shall be obligated to make any capital contributions to the Company.

10. Allocation of Profits and Losses. The net profits or net losses of the Company for each fiscal period (and each item of income, gain, loss, deduction, or credit for U.S. federal income tax purposes) shall be allocated to the Common Member in respect of the Class II Interest. The percentage interest of the Common Member in the Company in respect of the Class II Interest is 100%.

11. Distributions. Distributions shall be made to the Common Member in respect of the Class II Interest at the times and in the aggregate amounts determined by the Finance Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its Interest in the Company if such distribution would violate the Act or other applicable law.

12. Management. Except as otherwise expressly provided in this Agreement with respect to the Managing Members, the business and affairs of the Company shall be managed under the direction of the board of directors of the Company (the “Finance Board”). In addition to the powers and authorities by this Agreement expressly conferred upon them, the Finance Board may exercise all such powers of the Company and do all such lawful acts and things as are not by the Act or by this Agreement required to be exercised or done by the Members or the Managing Members. The powers and authorities of the Finance Board may be concurrently allocated to or executed by the President, or one or more other officers, when and to the extent expressly delegated thereto by the Finance Board in accordance with this Agreement; provided, that any such delegation may be revoked at any time and for any reason by the Finance Board. Approval by or action taken by the Finance Board in accordance with this Agreement shall constitute approval or action by the Company and shall be binding on the Members. Each Director (as defined below) on the Finance Board shall be a “manager” of the Company within the meaning of the Act.

13. Finance Board.

(a) Composition. The Finance Board shall consist of three (3) managers (the “Directors”); provided that the number of Directors may be increased or decreased from time to time exclusively by the Managing Members. The Directors shall be selected solely by the Managing Members, and are initially as set forth on Schedule B. Schedule B shall be deemed amended to reflect any change in the identity of the members of, or increase or decrease in the size of, the Finance Board in accordance with this Agreement. Each Director shall continue in such position until his or her successor shall have been duly selected and shall have qualified or until the earlier of his or her death, disability, resignation, retirement or removal from such position.

(b) Vacancies; Removal. Vacancies resulting from death, resignation, retirement, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of Directors, may be filled only by the Managing Members. Any Director may be removed at any time, with or without cause, by the Managing Members in their sole discretion.

(c) Compensation of Directors. Directors of the Company, in their capacity as such, shall not be entitled to compensation, unless, and to the extent, approved by the Managing Members.

(d) Meetings. Meetings of the Finance Board shall be held at the Company’s principal place of business or such other place, within or without the State of Delaware, that has been designated from time to time by the Finance Board. Meetings of the Finance Board for any purpose or purposes may be called at any time by (i) the Managing Members, (ii) the President, (iii) the Chairman of the Board, or (iv) a majority of the Directors then in office. Notice of any meeting of the Finance Board shall be given to each Director at his business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Finance Board need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting in accordance with Section 13(g) of this Agreement.

(e) Quorum; Alternates; Participation in Meetings by Conference Telephone Permitted. The presence of a majority of the Directors then in office shall constitute a quorum for the transaction of business. If at any meeting of the Finance Board there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. Directors may participate in a meeting of the Finance Board through use of conference telephone or similar communications equipment, so long as all Directors participating in such meeting can communicate with and hear one another. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

(f) Vote Required for Action. The act of the majority of the Directors present at a meeting of the Finance Board at which a quorum is present shall be the act of the Finance Board; provided, however, that the unanimous approval of all Directors then in office shall be required to:

(i) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings under any applicable federal or state law on behalf of the Company or consent or acquiesce to such a filing by a third party;

(ii) consent to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or a substantial part of its property;

(iii) make a general assignment for the benefit of its creditors;

(iv) admit in writing its inability to pay its debts generally as they become due;

(v) file a petition in bankruptcy, dissolve (to the fullest extent permitted by law), liquidate, consolidate, merge or convert the Company (other than any merger of the Company with Lazard Group or any liquidation or dissolution of the Company, in each case, pursuant to which the holders of the Lazard Group Finance Securities receive the securities of Lazard Group underlying the Lazard Group Finance Securities (the “Lazard Group Securities”) in respect of their Lazard Group Finance Securities;

(vi) sell, lease, distribute or otherwise transfer or otherwise cease to hold any or all of the assets of the Company other than pursuant to this Agreement or the Lazard Group Finance Indenture (other than pursuant to which the holders of the Lazard Group Finance Securities receive Lazard Group Securities in respect of their Lazard Group Finance Securities);

(vii) engage in any business activity not contemplated by the Purposes;

(viii) amend, alter, change or repeal any provision this Agreement; or

(ix) take any Company action in furtherance of the actions set forth in clauses (i) through (viii) above.

(g) Waiver of Notice; Consent to Meeting. Notice of a meeting need not be given to any Director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director. All such waivers, consents and approvals shall be filed with the Company’s records and made a part of the minutes of the meeting.

(h) Action by Finance Board Without a Meeting. Any action required or permitted to be taken by the Finance Board may be taken without a meeting and without prior notice if a majority of the Directors then in office shall individually or collectively consent in writing to such action (other than any action that shall require the unanimous approval of the Directors pursuant to Section 13(f), in which case all of the Directors then in office shall individually or collectively consent in writing to such action). Such written consent or consents shall be filed with the minutes of the proceedings of the Finance Board. Such action by written consent shall have the same force and effect as a vote of the Finance Board in favor of such action.

(i) Executive and Other Committees. The Finance Board may, by resolution adopted by a majority of the Directors then in office, designate an executive committee (an “Executive Committee”) to exercise, subject to applicable provisions of law, all the powers of the Finance Board in the management of the business and affairs of the Company when the Finance Board is not in session, and may, by resolution similarly adopted, designate one or more other committees; provided, that any action that shall require the unanimous approval of the Directors pursuant to Section 13(f) may not be taken by the Executive Committee. The Executive Committee and each such other committee shall consist of two or more Directors of the Company. The Finance Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Executive Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Finance Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Finance Board when required. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Finance Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 13(d). The Finance Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Finance Board from appointing one or more committees consisting in whole or in part of persons who are not Directors of the Company; provided, however, that no such committee shall have or may exercise any authority of the Finance Board.

(i) Records. The Finance Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Finance Board, appropriate books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Company.

(j) Agents. To the extent of their powers set forth in this Agreement, the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Directors, a Director may not bind the Company.

14. Officers. The Finance Board may, from time to time as it deems advisable, appoint officers of the Company (the “Officers”) and assign in writing titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. The initial Officers are as set forth on Schedule C. Schedule C shall be deemed amended to reflect any change in the identity of the Officers in accordance with this Agreement. Unless the Finance Board decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any Officer may be removed at any time, with or without cause, by the Finance Board in its sole discretion.

15. Other Business. The Members may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

16. Exculpation and Indemnification

(a) Exculpation. A Director shall not be personally liable to the Company or its Members for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the Act as the same exists or may hereafter be amended. Any repeal or modification of the immediately preceding sentence shall not adversely affect any right or protection of a Director existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

(b) Indemnification. (i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was (A) a Director or officer of the Company or (B) serving at the request of the Company (including as evidenced in a written letter signed by a proper officer of the Company) as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise or person, including service with respect to employee benefit plans maintained or sponsored by the Company, in each case whether the basis of such proceeding is alleged action in an official capacity as a Director, director, officer, employee or agent or in any other capacity while serving as a Director, director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware (the “DGCL”) as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), if the Company were a corporation organized under the DGCL, against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 16(c), the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section

16(b) shall be a contract right. The right to indemnification conferred in this Section in the case of any Director or officer of the Company shall include (and, in the case of any other person entitled to indemnification hereunder, may at the option of the Board include) the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Company within 20 days after the receipt by the Company of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section 16(b) or otherwise.

(ii) To obtain indemnification under this Section 16(b), a claimant shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 16(b)(i), a determination, if required by the DGCL if the Company were a corporation organized under the DGCL, with respect to the claimant’s entitlement thereto shall be made as follows: (A) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (B) if no request is made by the claimant for a determination by Independent Counsel, by the Board (by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined)), provided, that (X) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, such determination shall be approved by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (ii) if a quorum of Disinterested Directors so directs, such determination shall be approved by the Managing Members. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control” as defined in the Lazard Ltd 2005 Equity Incentive Plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

(iii) If a claim under Section 16(b)(i) is not paid in full by the Company within thirty days after a written claim pursuant to Section 16(b)(ii) has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standard of conduct that makes it permissible under the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) for the Company to indemnify the claimant for the amount claimed if the Company were a corporation organized under the DGCL, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including the Independent Counsel or Managing Members) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board, Independent Counsel or Managing Members) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(iv) If a determination shall have been made pursuant to Section 16(b)(ii) that the claimant is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to Section 16(b)(iii).

(v) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 16(b)(iii) that the procedures and presumptions of this Section 16(b) are not valid, binding and enforceable and shall stipulate in such proceeding that the Company is bound by all the provisions of this Section 16(b).

(vi) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 16(b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Agreement, agreement, vote of the Managing Members or Disinterested Directors or otherwise. No amendment or other modification of this Section 16 shall in any way diminish or adversely affect the rights of any Director, officer, employee or agent of the Company hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

(vii) The Company may grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of this Section 16(b) with respect to the indemnification and advancement of expenses of Directors and officers of the Company.

(viii) If any provision or provisions of this Section 16(b) shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (A) the validity, legality and enforceability of the remaining provisions of this Section 16(b) (including, without limitation, each portion of any subsection of this Section 16(b) containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (B) to the fullest extent possible, the provisions of this Section 16(b) (including, without limitation, each such portion of any subsection of this Section 16(b) containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(ix) For purposes of this Section 16:

(A) “Disinterested Director” means a Director of the Company who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(B) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or the claimant in an action to determine the claimant’s rights under this Section 16(b).

(x) Any notice, request or other communication required or permitted to be given to the Company under this Section 16(b) shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Board of the Company and shall be effective only upon receipt by the Board.

(c) Non Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Agreement, agreement, vote of Disinterested Directors or otherwise.

(d) Insurance. The Company may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL if the Company were a corporation organized under the DGCL.

(e) Survival. This Section 16 shall survive any termination of this Agreement.

17. Transfers; Assignments; Withdrawals. Each Member may not transfer, assign, encumber, pledge or mortgage its Interest (in whole or in part) or resign or withdraw as a Member, or agree or commit to do any of the foregoing, except, in the case of a Managing Member, as provided in Section 7(b) and, in the case of the Common Member, as provided in Section 7(c).

18. Dissolution and Other Fundamental Transactions.

(a) Notwithstanding anything to the contrary contained herein, the Company shall not be authorized to file a petition in bankruptcy, dissolve (to the fullest extent permitted by law), liquidate, consolidate, merge, convert, sell all or substantially all of its assets, or agree to do any of the foregoing if, at the time such action is contemplated, there are any Lazard Group Finance Securities outstanding, unless such action is approved in accordance with clause (v) of Section 13(f). Subject to the foregoing, the Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) at any time there are no members of the Company unless the Company is continued in a manner permitted by the Act, or (ii) the entry of a decree of judicial dissolution under Section 18-1802 of the Act.

(b) The bankruptcy (as defined in Sections 18-101 and 18-304 of the Act) of a Member will not cause a Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

(c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

21. Restrictions. Notwithstanding every other provision hereof, for so long as any Senior Notes remain outstanding, the Company shall:

(a) not engage in any business activity unrelated to the Purposes;

(b) not own any assets other than those contemplated by the Purposes;

(c) not create, assume, incur, guarantee or otherwise permit to exist any indebtedness (contingent or otherwise) in any form whatsoever other than the Lazard Group Finance Securities;

(d) not create or otherwise permit to exist any lien, pledge, mortgage, assignment or other encumbrance on any of the voting stock or other voting equity or managing member position of Lazard Group or any subsidiary of the Company that holds any such voting interest or managing member position in Lazard Group;

(e) not permit Lazard Group to create or otherwise permit to exist any lien, pledge, mortgage, assignment or other encumbrance on the Interest owned, directly or

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indirectly, by Lazard Group (or any subsidiary of Lazard Group directly or indirectly owning such Interest);

(f) maintain an arms-length relationship with its affiliates;

(g) maintain books and records separate from any other person or entity;

(h) maintain its accounts separate from any other person or entity;

(i) not commingle its funds or assets with those of any other entity;

(j) conduct its own business in its own name;

(k) maintain separate financial statements;

(l) observe all formalities of a limited liability company organized under the Delaware Act and any other applicable law;

(m) use separate stationery, invoices, and checks;

(n) hold itself out as a separate entity, except for U.S. federal income tax purposes;

(o) correct any known misunderstanding regarding its separate identity;

(p) not guarantee or otherwise obligate itself with respect to the debts of any other person or hold out its credit as being available to satisfy the obligations of any other person;

(q) not acquire obligations or securities of its partners, members or shareholders other than pursuant to the Lazard Group Indenture or this Agreement; and

(r) pay its own liabilities from its own separate funds.

22. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

22. Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

23. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), with all rights and remedies being governed by said laws.

24. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Managing Members.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has executed this Agreement as of the date first written above.

LAZARD LLC

By:
Name:
Title:

Ltd Sub A

By:
Name:
Title:

Ltd Sub B

By:
Name:
Title: